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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 4, 2000
                                ----------------
                Date of report (Date of earliest event reported)


                                  LABARGE, INC.
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


         001-05761                                         73-0574586
         ---------                                         ----------
(Commission File Number)                       (IRS Employer Identification No.)


      9900A CLAYTON ROAD, MISSOURI                            63124
      ----------------------------                            -----
(Address of Principal Executive Offices)                    (Zip Code)


                                 (314) 997-0800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)



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                                  LABARGE, INC.


                                    FORM 8-K

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.      Slides   to  be   shown   during   the   Registrant's
                           presentation on December 5, 2000.

ITEM 9: REGULATION FD DISCLOSURE.

         On December 5, 2000, certain members of Registrant's management will meet with institutional investors and will make a slide presentation. The slides to be shown during the presentation are attached hereto and incorporated herein by reference as Exhibit 99 to this Form 8-K.

         The furnishing of this Exhibit is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available. Statements in Exhibit 99 that are not strictly historical are "forward looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of December 5, 2000, the date of the presentation. The Registrant does not assume any obligation to update such information in the future. The Registrant's actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant's operations and business environment including, but not limited to: the impact of increasing competition or deterioration of economic conditions in the Registrant's markets; cutbacks in defense spending by the U.S. Government; the outcome of litigation the Registrant is party to; unexpected increases in the cost of raw materials, labor and other resources necessary to operate the Registrant's business; the availability, amount, type and cost of financing for the Registrant and any changes to that financing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LABARGE, INC.


Date: December 4, 2000          By:          /s/ RANDY L. BUSCHLING
                                   ---------------------------------------------
                                     Randy L. Buschling, Senior Vice President